January 30, 1997                 Confidential                  PRELIMINARY DRAFT

Materials Prepared for Discussion
North Carolina Railroad Company

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            North Carolina Railroad Company

            Table of Contents
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            1.    Overview

            2.    Alternatives for the NCRR Valuation

            3.    Discount Rate Analysis

            4.    NCRR Stock Price Performance


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                                                              CONFIDENTIAL
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            North Carolina Railroad Company                   Preliminary Draft

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            1.

            Overview


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                                                              CONFIDENTIAL
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            North Carolina Railroad Company                   Preliminary Draft

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            2.

            Alternatives for the NCRR Valuation


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                                                              CONFIDENTIAL
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            North Carolina Railroad Company                   Preliminary Draft

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            3.

            Discount Rate Analysis


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                                                              CONFIDENTIAL
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            North Carolina Railroad Company                   Preliminary Draft

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            4.

            NCRR Stock Price Performance


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                                                              CONFIDENTIAL    32
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            North Carolina Railroad Company

      Overview
--------------------------------------------------------------------------------

            The North Carolina Railroad Company (NCRR), through the Special Committee of its Board of Directors, is considering the value of the NCRR to its minority shareholders in expectation of receiving a buyout offer from the State of North Carolina (the State), the majority shareholder of the NCRR.

            Background

            The major value of the NCRR is as owner of 317 miles of railroad right of way and track in North Carolina. Most of NCRR's property had been leased primarily to Norfolk Southern and its predecessors in leases that expired at the end of 1994.

            The NCRR negotiated a lease extension agreement (the Agreement) with Norfolk Southern that was unanimously approved by the NCRR Board of Directors on August 10, 1995. On July 29, 1996, a federal judge invalidated the lease agreement, on the basis that a majority of NCRR's minority shareholders had not been represented at the annual meeting and therefore there was no quorum.

            Subsequent to the invalidation of the Agreement, the NCRR filed a motion with the Surface Transportation Board (STB) to set an interim and permanent rate for Norfolk Southern to pay to use the NCRR line.

            On August 26, 1996, the State announced that it was considering a buyout of the NCRR and that it had retained Nationsbank as its financial advisor.


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                                                              CONFIDENTIAL    33
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            North Carolina Railroad Company

      Perspectives of Value
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Value of Lease to NCRR                     Value of NCRR - to State

  1.  Value of lease payments               5.  Similar values paid by states
      under lease extension agreement           for access to railroad corridors

  2.  Value of STB mandated lease payments


Value of NCRR - to Norfolk Southern        Value of NCRR - to Others

  3.  Value up to the cost of diverting     6.  ROW usage payments
      traffic

  4.  Value of NCRR traffic
--------------------------------------------------------------------------------


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                                                              CONFIDENTIAL    34
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            North Carolina Railroad Company

      Alternatives for the NCRR Valuation
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
=========================================================================================================================
ALTERNATIVE                                PROS                                    CONS
-------------------------------------------------------------------------------------------------------------------------
Lease Value
   o Current NCRR Board approved lease   o Represents a commercially             o Valuation not supported by minority
     extension agreement                   negotiated agreement                    shareholders
                                                                                 o Potential for state to renegotiate
   o RCNLD                               o Potential for high valuation          o Numerous interpretations
                                         o Potential outcome from STB ruling     o STB outcome uncertain
                                                                                 o Dispute over ownership of assets
   o NLV                                         --                              o Low valuation
                                                                                 o Unlikely to be used by STB
   o Lease to Third Party                o Value enhancing amendment to the      o Potential for State to renegotiate
                                           current situation

Norfolk Southern Value
   o Diversion Analysis                  o Yields high valuation                 o Uncertain as to how much NS would
                                                                                   give up
   o Income Value                        o Higher valuation than lease           o Uncertain as to how much NS would
                                           extension                               give up
   o Railroad purchases                  o Numerous transactions with            o Not necessarily comparable to NCRR
                                           available data                          situation

State of North Carolina Value
   o Corridor purchases                  o Transactions are probably most        o Difficult to correlate data
                                           comparable to a state buyout
   o Land Value                          o Base cost for replacing the ROW       o Not a full costing (only land)
-------------------------------------------------------------------------------------------------------------------------

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                                                              CONFIDENTIAL    35
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            North Carolina Railroad Company

      Valuation Methodologies
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
($ in Millions except per share values)
====================================================================================================================================
                                        PRELIMINARY
METHODOLOGY                           VALUATION RANGE        PER SHARE VALUE                           COMMENT
------------------------------------------------------------------------------------------------------------------------------------
   Lease Value
      Lease Extension Agreement        $145 - $190           $33.76 - $44.46     $8 million NS lease

      Replacement Cost New Less         $70 - $474          $16.39 - $110.60     Surface Transportation Board (STB) Methodology
      Depreciation (RCNLD)

      Net Liquidation Value (NLV)       $75 - $78            $17.42 - $18.22     STB Methodology.  Only used once previously

      Third Party Lease                $154 - $199           $35.95 - $46.46


   Value to Norfolk Southern
      Diversion                            $782                  $182.56         Capital cost and extra  operating cost
      Income                           $212 - $255           $49.59 - $59.43     NCRR Share of NS North Carolina income
      Railroad Purchases               $280 - $330           $65.37 - $77.04     Income value plus sale price (Raleigh to
                                                                                 Morehead City)

   Value to State
      Corridor Purchases               $450 - $740          $105.06 - $173.17    Florida and California corridor purchases -
                                                                                 purchase price based on RCNLD

      Land Value NC DOT Estimates      $225 - $250           $52.53 - $58.36     Cost of a 200 ft., 317 mile ROW between Morehead
                                                                                 City and Charlotte
------------------------------------------------------------------------------------------------------------------------------------

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                                                              CONFIDENTIAL    36
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            North Carolina Railroad Company

      Preliminary DCF Valuation Ranges -- Lease Extension
--------------------------------------------------------------------------------

($ in Millions except per share values)
================================================================================================================
                                                                            REAL DISCOUNT RATE
                                                         -------------------------------------------------------
VALUE                                                       4.5%            5.0%            5.5%            6.0%
----------------------------------------------------------------------------------------------------------------
Perpetuity of Lease Payments             (1,7)           $207.0          $186.7          $170.1          $156.3
Perpetuity of NCRR Expenses            (1,2,7)            (13.3)          (12.0)          (11.0)          (10.1)
Value of Renewal Payment                   (3)              0.7             0.7             0.7             0.7
Less Value of Indexing Cap                 (4)             (6.2)           (5.6)           (5.1)           (4.7)
                                                         ------          ------          ------          -------
   Equity Value                                          $188.1          $169.8          $154.7          $142.2
   Equity Value Per Share                  (5)            $43.93          $39.65          $36.15          $33.23

Non-Railroad NCRR Assets                   (6)             $2.35           $2.35           $2.35           $2.35

   Adjusted Equity Value                                 $190.4          $172.1          $157.1          $144.6
   Adjusted Equity Value Per Share         (5)            $44.46          $40.18          $36.67          $33.76
----------------------------------------------------------------------------------------------------------------

Assumes transaction closes 12/31/97

      (1)   Assumes Mid-Year Discounting
      (2)   $550,000 in 1995 dollars, indexed by the IPD-GDP
      (3)   Assumes a $5.0mm payment received 12/31/2023, discounted at 8.0%
      (4)   Assumes the Indexing cap has a (3.0)% impact on revenue value
      (5)   4,283,470 shares outstanding 9/30/96 10-Q
      (6)   Non-railroad real property not producing income.
      (7) IPD-GDP deflator values used were 2.24% for 1994, 2.57% for 1995 and 1.73% for 1996.


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                                                              CONFIDENTIAL    37
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            North Carolina Railroad Company

     NCRR Revenue Sources-Lease Extension
--------------------------------------------------------------------------------

 ================================================================================
 REVENUE SOURCES                        PER YEAR(1)           ISSUES
 --------------------------------------------------------------------------------
 Tier 1 Revenue Certain Under Lease
 Lease Extension                        $8,000,000   Indexed by the GDP deflator
 1968 Lease                                 81,319   Fixed
 Non-operating Properties                  100,000   NCRR Estimate

 Dividend                                    4,500   30 shares of the University
                                        ----------   Railroad with a $150 dividend
 Tier 1 Revenue                         $8,185,819

 Tier 2 Revenue - Unresolved Issues
 CSX/1862 Chatham Railroad Lease          $115,000   Under negotiation:
                                                       - $80,000 track usage fee,
                                                         indexed
                                                       - $35,000 Non-operating
                                                         lease pass-throughs

 Lease Extension CSX Usage payment         250,000

 Tier 2 Revenue                         $  365,000
                                        ----------
 Tier 1 & Tier 2 Revenue                $8,550,819
 ================================================================================

(1)   1995 dollars


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                                                              CONFIDENTIAL    38
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            North Carolina Railroad Company

      NCRR Cash Costs -- Lease Extension
--------------------------------------------------------------------------------


            ====================================================================
              NORMALIZED NCRR OPERATING COSTS - 1995 DOLLARS(1)
            --------------------------------------------------------------------

                        $ 275,000               Salaries & Administrative
                           45,000               Professional Fees
                                -               Consulting
                          100,000               Insurance & Taxes
                           30,000               Capital Expenditure
                          100,000               Other
                        ---------
                        $ 550,000
                        ---------
            --------------------------------------------------------------------

(1) Cash costs grow at the rate of the implicit price deflator of the gross domestic product (IDP - GDP)


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                                                              CONFIDENTIAL    39
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            North Carolina Railroad Company

      Estimate of STB Determined Rental
--------------------------------------------------------------------------------

            In the absence of an agreement between the NCRR and Norfolk Southern for a lease of the NCRR's property, as the result of an NCRR petition, the STB should rule on the NCRR's request to set both interim and permanent lease rates for Norfolk Southern's use of the NCRR.

            Choice of Methodologies

            There is no prescribed methodology for the STB to follow in setting rates for track usage, however Replacement Cost New Less Depreciation (RCNLD) is the methodology with the most precedent. Net Liquidation Value (NLV) has been used in one case. If the STB rules on the rent to be paid by the NCRR there is no guarantee that the STB will use either of these methodologies to calculate the rate to be paid, or it may make adjustments in the way it applies them.

            Lack of Precedent

            It must be noted that the STB has not presided over a case in which a non-operating entity has leased its tracks to an operating railroad. The fact that the NCRR is a REIT adds to the complexity of the situation and makes the outcome of the STB hearings more unpredictable.


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                                                              CONFIDENTIAL    40
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            North Carolina Railroad Company

      STB Lease Rate Setting -- RCNLD
--------------------------------------------------------------------------------

Reproduction Cost New Less Depreciation Analysis
($ in Millions)

====================================================================================================================
                                                                          POTENTIAL        GROSS         RENTAL LESS
    POTENTIAL PROPERTY DEFINITIONS (1)                                      RCNLD      ANNUAL RENTAL(3)   UPKEEP (4)
                                                                         VALUATION(2)      @11.7%           @11.7%
--------------------------------------------------------------------------------------------------------------------
1.    Land only - 50' ROW (Right of Way)                                     $ 40         $ 4.7
2.    Land with Grading and Bridges - 50' ROW                                 180          21.1
2a.   Scenario 2 without Bridges                                              161          18.8
3.    Land only - 200' ROW                                                    115          13.5
4.    Land with grading and bridges -200' ROW                                 260          30.4
4a.   Scenario 4 without bridges                                              241          28.2
5.    Land with grading, bridges, track and signals - 200' ROW                400          46.8            $  22.1
6.    Land with grading, bridges, track and signals - 200' ROW plus yards
      and shops excluding Spencer (Linwood) Yard                              412          48.2               23.5
7.    Land with grading, bridges, track and signals - 200' ROW plus yards
      and shops including Spencer (Linwood) Yard                              450          52.7               28.0
--------------------------------------------------------------------------------------------------------------------

(1)   Examines various definitions of property varying from narrow to broad.
(2)   Based upon Mercer Management Consulting analysis.
(3)   STB rail industry composite after-tax cost of capital for 1995.
(4) Assumes maintenance of $10.2mm and capital expenditures of $14.5mm, based on Mercer Management Consulting analysis.

Possible STB options:
(i) Use a restricted asset definition (Scenarios 1 to 4a) and leave NS the upkeep; or
(ii) Use a full asset definition (Scenario 5, 6 or 7) and charge the NCRR for upkeep.


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                                                              CONFIDENTIAL    41
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            North Carolina Railroad Company

      RCNLD Lease Values
--------------------------------------------------------------------------------

Perpetuity Value of RCNLD Leases (6)
(Dollars in Millions, except per share values)
====================================================================================================================================
                                                                                           PERPETUITY OF GROSS      RENTAL LESS
                                                                                              RENTAL @ 6.0%       UPKEEP @ 6.0% (5)
                                                                                        --------------------------------------------
                                                                           POTENTIAL     11.7%       PER       11.7%       PER
      POTENTIAL PROPERTY DEFINITIONS(1)                                RCNLD VALUATION  RENTAL(3)  SHARE(4)  RENTAL(3)  SHARE(4)
                                                                             (2)
------------------------------------------------------------------------------------------------------------------------------------
1.    Land only - 50' ROW (Right of Way)                                    $ 40          $70.2    $16.39
2.    Land with Grading and Bridges - 50' ROW                                180          351.3     82.01
2a    Scenario 2 without Bridges                                             161          313.1     73.10
3.    Land only - 200' ROW                                                   115          220.8     51.54
4.    Land with grading and bridges -200' ROW                                260          511.9    119.50
4a    Scenario 4 without bridges                                             241          473.7    110.60
5.    Land with grading, bridges, track and signals - 200' ROW               400          793.0    185.12     $369.1    $86.17
6.    Land with grading, bridges, track and signals - 200' ROW plus yards    412          817.1    190.75      393.2     91.80
      and shops excluding Spencer (Linwood) Yard
7.    Land with grading, bridges, track and signals - 200' ROW plus yards    450          893.3    208.56      469.5    109.61
      and shops including Spencer (Linwood) Yard

------------------------------------------------------------------------------------------------------------------------------------

(1)   Examines various definitions of property varying from narrow to broad.
(2)   Based upon Mercer Management Consulting analysis.
(3)   STB rail industry composite after-tax cost of capital for 1995.
(4)   4,283,470 shares outstanding.
(5)   Assumes maintenance and capital expenditure of $24.7mm.
(6) Includes a one-time charge for NCRR general and administrative expenses of $10.1mm.



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                                                              CONFIDENTIAL    42
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            North Carolina Railroad Company

      STB Lease Rate Setting -- Net Liquidation Value
--------------------------------------------------------------------------------

Net Liquidation Value (NLV) has been used on one occasion by the STB. It may be used if the STB were to allocate maintenance to Norfolk Southern.

Net Liquidation Value Methodology
($ in Millions)
=============================================================================
                                             POTENTIAL NLV   GROSS ANNUAL
POTENTIAL PROPERTY DEFINITIONS                 VALUATION     RENTAL 11.7% (1)
-----------------------------------------------------------------------------
Property including Spencer (Linwood) Yard        $43.9           $5.1

Property excluding Spencer (Linwood) Yard        $42.2           $4.9
-----------------------------------------------------------------------------

(1)   STB rail industry composite after-tax cost of capital for 1995.
Source: Mercer Management Consulting analysis.

Perpetuity Value of NLV Based Rental(2)
($ in Millions, except per share values)
================================================================================
                                             POTENTIAL NLV   VALUE AT   VALUE AT
POTENTIAL PROPERTY DEFINITIONS                 VALUATION       6.0%       6.0%
--------------------------------------------------------------------------------
Property including Spencer (Linwood) Yard        $43.9        $78.0     $18.22

Property excluding Spencer (Linwood) Yard        $42.2        $74.6     $17.42
--------------------------------------------------------------------------------

(2) Includes a one-time charge for NCRR general and administrative expenses of $10.1mm.
(3)   4,283,470 shares outstanding.


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                                                              CONFIDENTIAL    43
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            North Carolina Railroad Company

      Lease to Third Party
--------------------------------------------------------------------------------

            There may be some interest from a short line operator to lease or purchase the right to operate freight service from Raleigh to Morehead City.

            NS also may be perceived as the only logical operator of the Raleigh-to-Charlotte line.

            Value Implications

               o Mercer Management Consulting believes the Raleigh-Morehead City line is currently a loss maker and therefore there should be no loss of NS revenue (under the Lease Extension Agreement).

               o Assumes the freight rights on the Raleigh-to-Morehead City segment are valued at 2.0x revenues ($9.0mm).


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                                                              CONFIDENTIAL    44
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            North Carolina Railroad Company

      Preliminary Diversion Analysis --
                  Roanoke/Bristol/Knoxville Line
--------------------------------------------------------------------------------

Cost and Value Impact on NS
($ in Millions)
========================================================================
------------------------------------------------------------------------
Annual Operating Cash Flow Impact on NS in 1997                 $ 69.0

NS 1997 Operating Cash Flow Multiple (1)                           7.4x

Implied Loss of Value to NS Due to Lost Operating Cash Flow     $  511

Replacement Capital Requirement                                 $  271

Total Estimated Valuation Impact                                $  782
--------------------------------------------------------------------------------

Source: Mercer Management Consulting Analysis

(1)   As of 1/28/97

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                                                              CONFIDENTIAL    45
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            North Carolina Railroad Company

      Impact of Additional Car Mileage and Traffic
--------------------------------------------------------------------------------

            Mercer Management Consulting estimates that the annual operating cash flow impact to NS to divert traffic from the NCRR is approximately ($69)MM.

            The Key assumptions:

               o NS would retain all divertible traffic and upgrade the Roanoke/Bristol/Knoxville line

               o NS would lose all local and non-divertible overhead traffic on the NCRR

               o NS would retain traffic forwarded to and received from the NCRR, but would experience a diminished length of haul and diminished revenue and operating costs

               o Changes in NS operating costs are based on analysis using the Uniform Rail Costing System (URCS)


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                                                              CONFIDENTIAL    46
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            North Carolina Railroad Company

      NS Replacement Cost for the NCRR
--------------------------------------------------------------------------------

            Mercer's estimate for the capital cost to replace the NCRR is $271MM based upon:

               o Upgrading the Roanoke/Bristol/Knoxville route to carry all non-captive overhead traffic from the NCRR.

               o  304,000 carloads to be diverted

               o  Estimates provided by NCRR and adjusted for recent events

----------------------------  ----------------------------  ----------------------------
        Line Segment                 Item/Quantity                 Total Cost ($MM)
----------------------------  ----------------------------  ----------------------------
  Roanoke - Bristol             Passing Track/10.5 miles                $16


  Bristol -  Knoxville          CTC/90 miles                             14
                                Passing Track/14 miles                   21

  Knoxville - Ooltewah          CTC/86 miles                             14
                                Passing Track/12 miles                   18

  Bull's Gap - Atlanta          2nd Main Track/135 miles                189
                                                                    ----------

                                                                       $271
----------------------------  ----------------------------  ----------------------------

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                                                              CONFIDENTIAL    47
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            North Carolina Railroad Company

      NCRR Operating Cash Flow to Norfolk Southern
--------------------------------------------------------------------------------

Mercer Management Consulting prepared estimates of NS' NCRR derived operating cash flow using three different methods. The yearly figures are:


Regression Model                       -->   $33.4 million


North Carolina State Reporting         -->   $34.4 million


NS System Total Reporting              -->   $28.7 million

--------------------------------------------------------------------
Range                                        $28.7 - $34.4 million
--------------------------------------------------------------------

NS 1997 Operating Cash Flow Multiple         7.4x
(3)

--------------------------------------------------------------------
Implied Enterprise Value                     $212.4 - $254.6 million
Implied Per Share Value                      $49.59 - $59.43
--------------------------------------------------------------------

(1) Revenues were estimated and allocated based on gross-ton mileage information derived from NS' traffic density map.
(2)   Estimates were developed for three segments of the NCRR line:
      Charlotte - Greensboro; Greensboro - Raleigh; Raleigh -
      Morehead City.
(3)   As of 1/28/97.


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                                                              CONFIDENTIAL    48
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            North Carolina Railroad Company

      Selected Comparable Railroad Transactions
--------------------------------------------------------------------------------

U.S. Class 1 Railroad
($ in Millions)
===================================================================================================================================
                                                                                               ADJUSTED VALUE AS A MULTIPLE OF
                                                                                               -------------------------------
                                                                                 ADJ. PRICE /
DATE ANN./          TARGET COMPANY                       ADJUSTED   ADJ. PRICE/   TRACK MILE             OPERATING   OPERATING
DATE COMP.         ACQUIRING COMPANY       EQUITY PRICE   PRICE       MGTM (1)     ($000'S)    SALES     CASH FLOW    INCOME
------------------------------------------------------------------------------------------------------------------------------
10/23/96     Conrail, Inc./                  $10,465.7   $12,425.2     N.A.         $701.4     3.3x       12.6x       17.7x
  Pending       Norfolk Southern Corp.

10/15/96     Conrail, Inc./                   $9,762.9   $11,722.4     N.A.         $661.8     3.1x       11.8x       16.6x
  Pending       CSX Corp.

1/17/96      CCP Holdings, Inc. /               $139.0      $157.0     $34.9        $184.7     2.1x        4.4x        4.6x
  6/13/96    Illinois Central Corporation

11/10/95     Mexrail Inc./                       $46.9       $46.9     N.A.         $299.0     2.6x        N.A.        N.A.
  12/12/95   Kansas City Southern
             Industries

8/3/95       Southern Pacific Rail Corp./     $4,012.9    $5,476.0     N.A.         $377.7     1.7x       12.5x       18.7x
  9/11/96       Union Pacific Corp.

3/23/95      Chicago & North Western/         $1,573.6    $2,667.7     N.A.         $477.1     2.4x        8.9x       11.8x
  6/23/95       Union Pacific Corp.

1/18/95      Santa Fe Pacific Corp./          $3,635.8    $4,770.4     N.A.         $611.6     1.8x        7.6x       11.1x
  Withdrawn     Union Pacific Corp.

------------------------------------------------------------------------------------------------------------------------------

(1)  Mercer Management estimates.

                                                        (Continued on next page)


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                                                              CONFIDENTIAL    49
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            North Carolina Railroad Company

      Selected Comparable Railroad Transactions
--------------------------------------------------------------------------------

U.S. Class 1 Railroad
($ in Millions)
===================================================================================================================================
                                                                                                ADJUSTED VALUE AS A MULTIPLE OF
                                                                                               -------------------------------
                                                                                 ADJ. PRICE /
DATE ANN./          TARGET COMPANY                       ADJUSTED   ADJ. PRICE/   TRACK MILE             OPERATING   OPERATING
DATE COMP.         ACQUIRING COMPANY       EQUITY PRICE   PRICE       MGTM (1)     ($000'S)    SALES     CASH FLOW    INCOME
------------------------------------------------------------------------------------------------------------------------------
12/23/94      Santa Fe Pacific Corp./       $4,077.8     $5,212.4       N.A.        $668.2      1.9x      8.3x        12.2x
  9/22/95        Burlington Northern Inc.

 7/19/94      Kansas City Southern            $638.7     $1,573.7      $59.4        $551.2      3.1x      8.2x        11.1x
   Withdrawn  Industries, Inc.
              (Railway Division)/
              Illinois Central Corporation

9/12/92       MidSouth Corporation/           $213.5       $350.0      $58.6        $318.2      3.2x      8.2x        11.1x
  6/10/93     Kansas City Southern
              Industries, Inc.

1/8/92        Green Bay & Western               $7.7        $10.2       N.A.         $40.0      0.5x      N.M.         N.M.
  8/27/93        Railroad Co./
                 Wisconsin Central
                 Transportation Corp.
                 (Itel Corp.)

1/8/92        Fox River Valley Railroad Co./   $54.4        $79.3      $72.1        $375.8      2.8x      9.6x        13.3x
  8/27/93     Wisconsin Central
              Transportation Corp. (Itel
                   Corp.)

------------------------------------------------------------------------------------------------------------------------------

(1)   Mercer Management estimates.

                                                        (Continued on next page)


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                                                              CONFIDENTIAL    50
------------======================----------------------------------------------
            North Carolina Railroad Company

      Selected Comparable Railroad Transactions
--------------------------------------------------------------------------------

U.S. Class 1 Railroad
($ in Millions)
===================================================================================================================================
                                                                                                ADJUSTED VALUE AS A MULTIPLE OF
                                                                                               -------------------------------
                                                                                 ADJ. PRICE /
DATE ANN./          TARGET COMPANY                       ADJUSTED   ADJ. PRICE/   TRACK MILE             OPERATING   OPERATING
==============================================================================================================================
DATE COMP.         ACQUIRING COMPANY       EQUITY PRICE   PRICE       MGTM (1)     ($000'S)    SALES     CASH FLOW    INCOME
05/16/90      Delaware & Hudson Railway/      $25.0        $25.0       N.A.           $28.9     N.A.        N.A.       N.A.
  1/18/91        Canadian Pacific Ltd.

2/20/90       RF&P Corp. (Railway            $135.0       $135.0       N.A.        $1,194.7     2.7x        6.5x       8.4x
  10/10/91    Operations)/
              CSX Corp.
                                           -----------------------------------------------------------------------------------
                                              High:                   $72.1        $1,194.7     3.3x       12.6x      18.7x
                                              Average:                 56.3           463.6     2.4x        9.0x      12.5x
                                              Median:                  59.0           427.4     2.6x        8.3x      11.8x
                                              Low:                     34.9            40.0     0.5x        4.4x       4.6x
                                           -----------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
              Implied Enterprise Value of NCRR
                 NCRR - Average                                      $292.8          $147.0    $195.4    $309.6      $331.3
                 NCRR - Median                                        306.8           135.5     211.6     285.5       312.7

              Implied Per Share Value of NCRR
                 NCRR - Average                                       $68.35         $34.31     $45.61    $72.28      $77.33
                 NCRR - Median                                         71.62          31.63      49.41     66.66       73.00

------------------------------------------------------------------------------------------------------------------------------

(1)   Mercer Management estimates.


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                                                              CONFIDENTIAL    51
------------======================----------------------------------------------
            North Carolina Railroad Company

      Value to the State
--------------------------------------------------------------------------------

The NCRR represents a railroad operation and right of way (ROW) that will be of increasing value to the State as time passes and the cost of reproducing the ROW increases.

The use of the railroad for economic development and transit purposes has value to the State in a number of ways, including:

   o  Taxation revenue                     o  Right of way usage
   o  Reduced highway spending             o  Employment
   o  Environmental Priorities

Valuation of the benefits of full ownership of the NCRR by the State is difficult to quantify, especially considering that passenger rail services, while often desired by a government are usually cash flow negative. Two recent railway corridor purchases by the states of Florida and California show that replacement cost can be a proxy for value in instances in which a State is purchasing a rail corridor for public use.


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                                                              CONFIDENTIAL    52
------------======================----------------------------------------------
            North Carolina Railroad Company

      State Uses For the NCRR
--------------------------------------------------------------------------------

================================================================================
  PROPOSED USES OF THE NCRR
--------------------------------------------------------------------------------

Triangle Transit Authority        Chartered with providing public
                                  transport within the Triangle area -
                                  is proposing to run passenger commuter
                                  service over NCRR lines in the
                                  Triangle.

High Speed Rail Corridor(1)       The NCRR line between Charlotte and
                                  Raleigh has been designated as part of
                                  a high speed rail corridor by the U.S.
                                  Department of Transport, linking
                                  Charlotte to Washington, D.C.

Global Transpark(1)               Rail service along the NCRR's route is
                                  seen a major supporting element for
                                  the establishment of the Global
                                  Transpark in eastern North Carolina.

Promoting Economic                Encourage industry to locate close to
Development(1)                    the NCRR through the use of
                                  concessional freight rates and
                                  favorable leases on NCRR property. The
                                  NCRR is seen as an important element
                                  for the further development of the
                                  Morehead City port.

Corridor Uses(1)                  ROW use for oil, gas, water or sewer
                                  lines; communications lines and power
                                  transmission.
--------------------------------------------------------------------------
(1)  Report of the Governor's Special North Carolina Railroad Study Group.


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                                                              CONFIDENTIAL    53
------------======================----------------------------------------------
            North Carolina Railroad Company

      State Rail Corridor Purchases
--------------------------------------------------------------------------------

Two recent purchases of railroad corridors give an indication of the value place by a State on the ownership of a railroad corridor in fast growing and densely populated areas.


($ in Millions except for per share values)
====================================================================================================================
                                                                                                    IMPLIED NCRR (1)
  ACQUIROR/SELLER              DATE               DESCRIPTION           PRICE      PRICE PER MILE   PRICE PER SHARE
--------------------------------------------------------------------------------------------------------------------
  State of Florida/            1988       81 miles of track from        $ 263         $ 3.25           $ 240.42
    CSX Corp                              West Palm Beach to Miami.
                                          CSX retained freight rights

  State of California/       1992/1993    340 miles of track sold to
    Santa Fe                              8 transportation agencies     $ 482         $ 1.42           $ 104.91
                                          in the Los Angeles area
  Average
                                                                                      $ 2.34

  NCRR at Average Price                   317 Miles                     $ 740         $ 2.34           $ 173.17

  NCRR RCNLD                              317 Miles                     $ 450         $ 1.42           $ 105.06
--------------------------------------------------------------------------------------------------------------------

Note: The valuation basis of the Florida/CSX transaction was RCNLD.
(1) Based on price per mile by 317 miles and 4,283,470 shares outstanding.

The section of NCRR track from Raleigh to Charlotte offers the State the section of the track most ready to be used for passenger service, while the section of the track from Raleigh to Morehead
City is where the railroad is important to the economic development aims of the State.


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                                                              CONFIDENTIAL    54
------------======================----------------------------------------------
            North Carolina Railroad Company

      NCRR Right of Way Land Value - NCDOT Estimate
--------------------------------------------------------------------------------

In December 1996, the right-of-way (highway) section of the North
Carolina Department of Transportation estimated the cost of acquiring land to duplicate the NCRR right of way. The cost estimate was $225MM - $250MM.

Land Value Estimates
-----------------------------------------------------------------------------
LOCATION                                                DOLLARS PER ACRE
-----------------------------------------------------------------------------

Morehead City, Havelock, New Bern Kinston              $50,000  -  $200,000
Outlying Morehead City and Selma                         2,000  -    10,000
Raleigh, Durham and Research Triangle                   30,000  -   200,000
Rural areas of Durham, Orange and Alamance counties      5,000  -    10,000
Burlington                                              40,000  -    80,000
Rural Alamance and Eastern Guilford                      5,000  -    25,000
Greensboro/High Point                                   50,000  -   100,000
Rural Davidson County                                    4,000  -     4,000
Salisbury                                               40,000  -    80,000
Kannapolis, Concord and Charlotte                       40,000  -    60,000
----------------------------------------------------------------------------

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                                                              CONFIDENTIAL    55
------------======================----------------------------------------------
            North Carolina Railroad Company

      IPD - GDP Estimate
--------------------------------------------------------------------------------

Lease Extension Agreement between NCRR and Norfolk Southern contains a provision for the payments by Norfolk Southern to be indexed, on a lagged basis, by the Implicit Price Deflator of Gross Domestic Product (IPD-GDP). An estimate of an average rate 1.0-3.0% for the IDP-GDP for the next 50 years will be used.

There are few published long term estimates for the US IPD-GDP available from reliable sources. As a result a Credit Suisse First Boston economist was consulted. His view is:

o There has been, and continues to be, a shift in the fiscal policies of Governments globally towards fiscal restraint and balanced budgets;

o This will lead to the IPD-GDP averaging between 1.0%-3.0% over the next 30-50 years, compared to a compounded annual rate of 4.4% from 1960 to the third quarter of 1996;(1)

o This estimate does not take into account the impact a major war or oil shock could have on inflation as the timing and impact (if any) of these events difficult to estimate.

--------------------------------------------------------------------------------
(1) Data inconsistencies make a comparison of IPD-GDP values prior to 1960 to those after 1960 inconsistent, however including the 1950's in the equation would lower the average compound IDP-GDP rate. For the CPI it lowers the average 0.55% and for the Producer Price Index (PPI) by 0.42%.


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                                                              CONFIDENTIAL    56
------------======================----------------------------------------------
            North Carolina Railroad Company

      Measures of Inflation
--------------------------------------------------------------------------------

Consumer Price Index, Producer Price Index and IPD - GDP
Quarterly Year-on-Year Percent Changes
1950-1996 Q3

                    [LINE GRAPH OMITTED]

Source:

PPI and CPI, Bureau of Labor Statistics, IDP - GDP, Bureau of Economic Analysis.


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                                                              CONFIDENTIAL    57
------------======================----------------------------------------------
            North Carolina Railroad Company

      Preliminary Discount Rate Analysis
--------------------------------------------------------------------------------

=====================================================================================================================
SECURITY/INDEX         NOMINAL YIELD        BENEFITS OF USING AS PROXY             DOWNSIDES OF USING AS PROXY
---------------------------------------------------------------------------------------------------------------------
P&WV Common(1)             7.86%       o All revenues derived from             o Under the terms of the lease,
                                         long-term operating lease with NS       annual payments do not grow with
                                         REIT structure                          inflation

                                                                               o Relatively small market capitalization

                                                                               o P&WV lease goes through 2067 (less
                                                                                 renewal risk)

NS Preferred(2)            6.36%       o Reflects subordinated, unsecured      o Fixed rate coupon
                                         position in long-term NS obligation
                                                                               o Does not grow with inflation

                                                                               o Preferred has DRD eligibility

S&P Utility Index(3)       5.05%       o Dividends grow roughly with           o Reflects common stock and
                                         inflation                               utility-specific risk

                                       o Distributes majority of earnings
                                         as dividends

NS Long Term Debt (4)      7.54%       o Actual long term NS debt,             o No inflation adjustment
(2021)                                   reflecting unsecured position in        Low renewal risks
                                         long term NS obligation

U.S. Government            3.45%       o Reflects inflation premium            o Controversy over the exact CPI
CPI Indexed Bond(5)                                                              definition and novelty may depress
                                                                                 yield.
---------------------------------------------------------------------------------------------------------------------

(1) NS railroad lease that qualifies for REIT tax status. Assumes quarterly dividend of $.14 per share; $7.13 per share closing price 1/28/97. Market equity value of $10.6 million.
(2)   Based on $2.60 annual dividends; $40.88 closing price 1/29/97.
(3)   As of 1/28/97.
(4)   As of 1/28/97.
(5) First auction of 10 year U.S. Government CPI indexed bonds occurred on 1/29/97, with an acceptance yield of 3.45%.

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                                                              CONFIDENTIAL    58
------------======================----------------------------------------------
            North Carolina Railroad Company

      Preliminary Discount Rate Analysis
--------------------------------------------------------------------------------


Potential Estimates of Real Discount Rate
=============================================================================================================================
                                      P&VW                                            S&P UTILITY     US GOV'T     REFERENCE
SOURCE                               COMMON          NS PREFERRED        NS DEBT         INDEX      INDEXED BOND     RANGE
-----------------------------------------------------------------------------------------------------------------------------
Current Nominal Yield             7.86% - 7.86%    6.36% - 6.36%(3)   7.54% - 7.54%      5.05%         3.45%
Long-Term Inflation Expectation   3.00% - 1.00%    3.00% - 1.00%      3.00% - 1.00%      -             -
                                  ----    ----     ----    ----       ----    ----
                                  4.86% - 6.86%    3.36% - 5.36%      4.54% - 6.54%      5.05%         3.45%       4.5 - 6.0%
-----------------------------------------------------------------------------------------------------------------------------

Impact of Inflation Rate Escalation Cap
=========================================================================
                                        ANNUAL COMPOUND RATE
                                  1960 - 1995          1950 - 1995
-------------------------------------------------------------------------
IPD - GDP                          4.39%                    NA
Consumer Price Index               4.71%                  4.16%
Producer Price Index               3.87%                  3.45%
IDP-GDP Under Index Cap            4.11% (1)
Impact on Value                   (3.81)%(2)
-------------------------------------------------------------------------

(1) Lease Extension Agreement indexing cap of 4% adjustment plus 75% of IPD-GDP movement in excess of 4.0%
(2)   Discounted at 8.0% and includes IPD-GDP adjustment cap.
(3) Does not include a yield adjustment for DRD. Adjustment would result in a yield of 9.0% assuming a 38.0% tax rate.

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                                                              CONFIDENTIAL    59
------------======================----------------------------------------------
            North Carolina Railroad Company

      Recent Stock Price Performance
--------------------------------------------------------------------------------

            Daily Closing Prices
            January 3, 1996 to January 29, 1997

                               [BAR GRAPH OMITTED]

            Source: IDD Information Services/Tradeline.


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